Exhibit 10.1

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Second Amendment to Loan and Security Agreement (this “Amendment”), dated as of March 27, 2019, is entered into by and among GREAT LAKES KCAP FUNDING I, LLC, f/k/a KCAP Funding I, LLC, a Delaware limited liability company (“Borrower”), KCAP FINANCIAL, INC., a Delaware corporation (“Servicer”), the lenders party hereto, and CADENCE BANK, N.A., a national banking association, successor by merger to State Bank and Trust Company, as agent for the Lenders (in such capacity, “Agent”).

Recitals

Borrower, Servicer, Agent and certain lenders party thereto (the “Existing Lenders”) entered into that certain Loan and Security Agreement dated as of March 1, 2018, as amended by that certain First Amendment to Loan and Security Agreement dated as of June 4, 2018 (as the same may be further amended, amended and restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”). Capitalized terms used in this Amendment have the meanings given to them in the Loan Agreement unless otherwise specified.

Pursuant to the Loan Agreement, the Existing Lenders have extended a revolving credit facility to Borrower in an amount not to exceed $50,000,000 (the “Existing Revolving Facility”).

Borrower proposed to the Agent and Existing Lenders that certain amendments be made to the Loan Agreement to (i) increase the size of Existing Revolving Facility, (ii) eliminate concentration limits for Single Covenant Loans, (iii) reduce the Asset Coverage Ratio, (iv) increase the Borrowing Base limit for Portfolio Investment of the same Portfolio Company, (v) make certain other revisions to the Loan Agreement as more fully set forth herein and (vi) to replace Woodforest National Bank (the “Exiting Lender”) as a Lender under the Loan Agreement (collectively, the “Proposed Amendments”).

In connection with the increase in the size of Existing Revolving Facility, certain new lenders (the “New Lenders”) have agreed to become a Lender under the Loan Agreement with the aggregate amount of such New Lender’s Revolver Commitment set forth on Schedule 1 attached hereto.

The Agent and Lenders have agreed enter into this Amendment to give effect to the Proposed Amendments, but only to the extent, and in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, the Existing Lenders, the New Lenders, the Exiting Lender and the Borrower agree as follows:

1.                   New Lenders and Exiting Lender.

(a)                Each New Lender, by its signature to this Amendment, agrees to become a Lender under the Loan Agreement, with a Revolver Commitment in the amount set forth with respect to such New Lender on Schedule 1 hereto, and to be bound by all of the terms and conditions applicable to Lenders under the Loan Agreement and each other Transaction Document.

(b)                Each New Lender (i) represents and warrants that (A) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (B) it meets all requirements of an Eligible Assignee under the Loan Agreement, (C) from and after the Second Amendment Effective Date (as such term is hereinafter defined), it shall be bound by the provisions of the Loan Agreement and the other Transaction Documents as a Lender thereunder and shall have the obligations of a Lender thereunder, (D) it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section 9.1.3 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and to become a party to the Loan Agreement, and (E) it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment and to become a party to the Loan Agreement; and (ii) agrees that (A) it will, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Transaction Documents, and (B) it will perform in accordance with their terms all of the obligations which by the terms of the Transaction Documents are required to be performed by it as a Lender.

(c)                 Each of the Agent, each Existing Lender, the Borrower, and Servicer agrees that, as of the Second Amendment Effective Date, each New Lender shall (i) be a party to the Loan Agreement with a Revolver Commitment in the amount set forth with respect to such New Lender on Schedule 1 hereto, (ii) be a Lender for all purposes of the Loan Agreement and the other Transaction Documents, and (iii) have the rights and obligations of a Lender under the Loan Agreement and the other Transaction Documents.

(d)                Each of the Agent, Existing Lender, the Exiting Lender, the Borrower, and Servicer agrees that, as of the Second Amendment Effective Date, (i) the Revolver Commitment of the Exiting Lender shall be reduced to zero, and (ii) the Exiting Lender shall cease to be a party to the Loan Agreement and shall cease to have the rights and obligations of a Lender under the Loan Agreement and the other Transaction Documents.

(e)                The address of each New Lender for purposes of all notices and other communications is as set forth on the signature page hereto.

2.                   Effective Date Reallocation. On the Second Amendment Effective Date, the Existing Lenders (including, but not limited to, the Exiting Lender) shall automatically and without further act assign to the Lenders holding Revolver Commitments immediately after to the Second Amendment Effective Date (the “Continuing Lenders”), and the Continuing Lenders shall purchase from the Existing Lenders, at the principal amount thereof, such interests in the Loans outstanding on the Second Amendment Effective Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Loans are held by the Continuing Lenders ratably in accordance with their Revolver Commitments as set forth on Schedule 1 attached hereto and incorporated herein by reference. The requirements under Section 12 of the Loan Agreement and requirements in respect of minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in the Loan Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

3.                   Amendments to Loan Agreement. As of the effective date of this Amendment, the Loan Agreement is amended as follows:

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(a)                The following terms and their respective definitions set forth in Section 1.1 of the Loan Agreement are hereby amended in their entirety and replaced with the following:

““AloStar” means Cadence Bank, N.A., a national banking association, successor by merger to State Bank and Trust Company, and its successors and assigns.

“Commitment” means for any Lender, the aggregate amount of such Lender’s Revolver Commitment. “Commitments” means the aggregate amount of all Revolver Commitments. The initial aggregate amount of the Commitments shall not exceed $57,500,000.”

“Required Lenders” means Lenders (subject to Section 4.2) having (a) Revolver Commitments in excess of 50% of the aggregate Revolver Commitments; and (b) if the Revolver Commitments have terminated, Loans in excess of 50% of all outstanding Loans; provided, however, that (x) the Commitments and Loans of any Defaulting Lender shall be excluded from such calculation, (y) at any time that there are two or more Lenders party to this Agreement, the term “Required Lenders” must include at least two Lenders (Lenders that are Affiliates or Approved Funds of each other shall be deemed to be a single Lender for purposes of this proviso (y)), and (z) at any time there is one Lender only, such Lender shall constitute the Required Lenders.

“Unitranche Loan” means each Bank Loan determined by Borrower in accordance with the Investment and Valuation Policies to be a “unitranche” loan or otherwise underwritten as such. A Unitranche Loan can be a First Lien Bank Loan or a Last Out Loan, depending on the nature of the interest held.”

(b)                Section 1.1 of the Loan Agreement is hereby amended to add, in appropriate alphabetical order, the following defined terms and their respective definitions to read as follows:

“EBITDA” has, for any Portfolio Company, the meaning assigned to such term in the Underlying Instruments applicable to such Portfolio Company.

“Participant Register” is as defined in Section 12.2.”

(c)                 Section 1.1. of the Loan Agreement is hereby amended by deleting the defined term “Notice of Conversion/Continuation” from such Section.

(d)                Sections 3.1.2 and 3.1.3 of the Loan Agreement are amended and restated in their entirety as follows:

“3.1.2       Reserved.

3.1.3       Types of Loans. Except as otherwise provided in this Agreement, including, but not limited to, Sections 3.5 or 3.6, all Loans shall be made as LIBOR Index Revolver Loans.”

(e)                Section 4.1.1 of the Loan Agreement is amended and restated in its entirety as follows:

    4.1.1       Notice of Borrowing.

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(a)       Whenever Borrower desires funding of a Borrowing of Revolver Loans, Borrower shall give Agent a Notice of Borrowing signed by a Senior Officer, which shall be in such form as may be required by Agent (and which notice may be given electronically subject to the limitations set forth in Section 13.3.2) and which shall specify the account of Borrower into which the proceeds of such Revolver Loans should be disbursed. Such notice must be received by Agent no later than 11:00 a.m. on the Business Day of the requested funding date. Notices received after 11:00 a.m. shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify (A) the amount of the Borrowing, and (B) the requested funding date (which must be a Business Day).

(b)       Unless payment is otherwise timely made by Borrower, the becoming due of any Obligations (whether principal, interest, fees or other charges, including Extraordinary Expenses, Cash Collateral and Secured Bank Product Obligations) shall be deemed to be a request for Revolver Loans on the due date, in the amount of such Obligations. The proceeds of such Revolver Loans shall be disbursed as direct payment of the relevant Obligation. In addition, Agent may, at its option, charge such Obligations against any operating, investment or other account of Borrower maintained with Agent or any of its Affiliates.

(c)       If Borrower establishes a controlled disbursement account with Agent or any Affiliate of Agent, then the presentation for payment of any check, ACH or electronic debit, or other payment item at a time when there are insufficient funds to cover it shall be deemed to be a request for Revolver Loans on the date of such presentation, in the amount of such payment item. The proceeds of such Revolver Loans may be disbursed directly to the controlled disbursement account or other appropriate account.

(f)                  Section 4.1.4 of the Loan Agreement is amended and restated in its entirety as follows:

“4.1.4       Notices. Borrower may request Loans and transfer funds based on telephonic or e-mailed instructions to Agent (subject to the limitations set forth in Section 13.3.2). Borrower shall confirm each such request by prompt delivery to Agent of a Notice of Borrowing, but if it differs materially from the action taken by Agent or Lenders, the records of Agent and Lenders shall govern. Neither Agent nor any Lender shall have any liability for any loss suffered by Borrower as a result of Agent or any Lender acting upon its understanding of telephonic or e-mailed instructions (subject to the limitations set forth in Section 13.3.2) from a person believed in good faith by Agent or any Lender to be a person authorized to give such instructions on Borrower’s behalf.”

(g)                Section 9.1.3 (c) of the Loan Agreement is amended and restated in its entirety as follows:

“(c) as soon as available, and in any event within 45 days after the end of each Fiscal Quarter (but within 75 days after the last Fiscal Quarter in a Fiscal Year), unaudited balance sheets as of the end of such Fiscal Quarter and the related statements of income and cash flow for such quarter and for the portion of the Fiscal Year then elapsed, on a consolidated basis for Borrower and Borrower’s Subsidiaries, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by a manager of Borrower as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such quarter and period, subject to normal year-end adjustments and the absence of footnotes;”

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(h)                Section 9.1.3 (h) of the Loan Agreement is amended and restated in its entirety as follows:

“(h) as soon as available, and in any event within 45 days after the end of each Fiscal Quarter, (i) a copy of Borrower’s loan data tape in a format reasonably acceptable to Agent, which shall include but not be limited to the following information: (A) for each Portfolio Investment, the name and number of the related Portfolio Company, the collection status, the loan status, an indication of whether or not such Portfolio Investment is an Eligible Portfolio Investment, the date of each scheduled payment and the outstanding balance, (B) the Borrowing Base for each Eligible Portfolio Investment, and such other information as may be reasonably required for the Backup Servicer to perform its duties under the Servicing Agreement; and (ii) a credit stats worksheet showing, for each Portfolio Company, (A) the enterprise valuation, (B) the loan to value ratio, (C) the first lien net leverage ratio, (D) the total net leverage ratio, and (E) the dates as of which the values in the foregoing clauses (A), (B), (C) and (D) are calculated;”

(i)                  Section 9.1.10(b) of the Loan Agreement is amended and restated in its entirety as follows:

“(b) the portion of the Borrowing Base comprising of Portfolio Investments of the same Portfolio Company may not exceed ten percent (10%) of the Commitments;”

(j)                  Section 9.1.10(f) of the Loan Agreement is amended and restated in its entirety as follows:

“(f) [reserved];”

(k)                Section 9.3.1 of the Loan Agreement is amended and restated in its entirety as follows:

“9.3.1 Asset Coverage Ratio. Borrower shall maintain at all times an Asset Coverage Ratio of not less than 1.75 to 1.00.”

(l)                  Section 12.2.1 of the Loan Agreement is amended and restated in its entirety as follows:

“12.2.1 Permitted Participants; Effect. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolver Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Agent and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section VI of Exhibit D with respect to any payments made by such Lender to its Participant(s). Each Lender shall be solely responsible for notifying its Participants of any matters under the Transaction Documents, and Agent and the other Lenders shall not have any obligation or liability to any such Participant. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.10 unless Borrower agrees otherwise in writing.

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Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 13.1.1(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.7 and 5.10 (subject to the requirements and limitations therein, including the requirements under Section 5.11 (it being understood that the documentation required under Section 5.11 shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.3; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.8 as if it were an assignee under Section 12.3; and (B) shall not be entitled to receive any greater payment under Sections 3.7 or 5.10, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower's request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 12.4 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.4 as though it were a Lender; provided that such Participant agrees to be subject to Section V on Exhibit D as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.”

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(m)              Schedule 1 to the Loan Agreement is amended by deleting it in its entirety and replacing it with the Schedule 1 attached hereto.

(n)                Exhibit E to the Loan Agreement is amended by deleting it in its entirety and replacing it with the form of Exhibit E attached hereto as Exhibit A.

4.                   Effect of Amendment. Except as set forth expressly herein, all terms of the Loan Agreement, as amended hereby, and the other Transaction Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrower and the Servicer to the Lenders and the Agent. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agent or the Lenders under the Loan Agreement, nor constitute a waiver of any provision of the Loan Agreement. This Amendment shall constitute a Transaction Document for all purposes of the Loan Agreement.

5.                   Conditions Precedent. This Amendment, and the New Lender’s Revolver Commitment to make Loans under the Loan Agreement, shall become effective as of such date (such date, the “Second Amendment Effective Date”) that each of the following conditions are satisfied or specifically waived in writing by Agent (with the consent of the Lenders):

(a)                Agent shall have received counterparts of this Amendment, duly executed by the Borrower, the Servicer, the Agent, the Existing Lenders and the New Lenders;

(b)                Borrower shall have executed and delivered to each New Lender requesting a note pursuant to Section 2.1.2 of the Loan Agreement, a promissory note evidencing Borrower’s obligations in respect of the Revolver Commitments of such New Lender;

(c)                 Agent shall have received certificates, in form and substance satisfactory to it, from a knowledgeable Senior Officer of Borrower certifying that, after giving effect to this Amendment and the making of the initial Loans after the Second Amendment Effective Date, (i) Borrower is Solvent; (ii) no Default or Event of Default exists; (iii) the representations and warranties set forth in Section 8 of the Loan Agreement are true and correct in all material respects on the date hereof (except for representations and warranties that expressly relate to an earlier date, and that any representation or warranty which is subject to any materiality qualifier is true and correct in all respects); and (iv) Borrower has complied with all agreements and conditions to be satisfied by it under the Transaction Documents;

(d)                Agent shall have received a certificate of a duly authorized officer of Borrower and Servicer, certifying (i) that attached copies of such Person’s Organic Documents are true and complete, and in full force and effect, without amendment except as shown, and that such Person is in good standing in the applicable jurisdictions, with good standing certificates attached; (ii) that an attached copy of resolutions authorizing execution and delivery of this Amendment and the other Transaction Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; (iii) to the title, name and signature of each Person authorized to sign the this Amendment and other Transaction Documents; and (iv) that attached copies of Borrower’s Material Contracts are true and complete, and in full force and effect, without amendment except as shown. Agent may conclusively rely on this certificate until it is otherwise notified by Borrower or Servicer in writing;

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(e)                Agent shall have received a favorable written opinion of counsel to Borrower and Servicer in form and substance satisfactory to Agent covering, among other matters, (i) the enforceability of this Amendment, the Loan Agreement as amended hereby and the other Transaction Documents, (ii) the grant and perfection of security interests in the Collateral, and (iii) such other matters as Agent may require in Agent’s sole discretion, as well as a reliance letter in favor of the New Lender;

(f)                  Agent and each New Lender shall have received, at least one Business Day prior to the Second Amendment Effective Date, of all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act, in each case to the extent requested by the Agent or the New Lender in writing at least two Business Days prior to the Second Amendment Effective Date;

(g)                after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing or shall be caused by the transactions contemplated by this Amendment;

(h)                after giving effect to this Amendment, the representations and warranties of the Borrower and the Servicer set forth in this Amendment and the other Loan Documents shall be true and correct in all material respects with the same effect as if then made (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and

(i)                  the Borrower shall have paid all reasonable and documented fees and expenses of Agent in connection with the negotiation, preparation, execution and delivery of this Amendment and the Loan Documents (including, without limitation, the fees and expenses of counsel to Agent) and all fees payable under the Fee Letter of even date herewith between Borrower and Agent and the Fee Letter of even date herewith between Borrower and each New Lender.

6.                   Representations and Warranties. The Borrower hereby represents and warrants to the Agent and Lenders as follows:

(a)                The Amendment and the transactions contemplated herein are within the Borrower’s organizational powers and have been duly authorized by all necessary organizational actions and, if required, actions by equity holders. The Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)                The Amendment (i) does not require any consent or approval of, registration or filing with, or any other action by, any governmental authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any law applicable to the Borrower or any Subsidiary, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any Subsidiary or the assets of the Borrower or any Subsidiary, or give rise to a right thereunder to require any payment to be made by the Borrower or any Subsidiary, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any Subsidiary, except Liens created pursuant to the Transaction Documents.

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(c)                 All of the representations and warranties contained in Section 8 of the Loan Agreement are correct in all material respects on and as of the date hereof as though made on and as of such date (except for representations and warranties that expressly relate to an earlier date, and that any representation or warranty which is subject to any materiality qualifier is true and correct in all respects).

7.                   Reaffirmation. Servicer, in its capacity as the “Pledgor” under and as defined in the Pledge Agreement, hereby (a) consents to the execution and delivery by the Borrower of this Amendment and ratifies and confirms the terms of the Pledge Agreement with respect to the Obligations now or hereafter outstanding under the Loan Agreement as amended hereby, (b) acknowledges and agrees that all obligations of the Borrower owing to the New Lenders under the Loan Agreement and the other Transaction Documents, as amended hereby, are included in the "Obligations," as such term is used in the Pledge Agreement, and are secured by the Pledge Agreement, and (c) acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of the Borrower to the Agent or the Lenders or any other obligation of the Borrower, or any actions now or hereafter taken by the Agent or the Lenders with respect to any obligation of the Borrower, the Pledge Agreement is and shall continue to be in full force and effect in accordance with its terms.

8.                   References. All references in the Loan Agreement to “this Agreement” shall be deemed to refer to the Loan Agreement as amended hereby; and any and all references in the Transaction Documents to the Loan Agreement shall be deemed to refer to the Loan Agreement as amended hereby.

9.                   No Waiver. The execution of this Amendment and any documents related hereto and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Loan Agreement or a waiver of any breach, default or event of default under any Transaction Document or other document held by Lenders, whether or not known to Lenders and whether or not existing on the date of this Amendment.

10.               Release. The Borrower and Servicer each hereby absolutely and unconditionally releases and forever discharges Agent and Lenders, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower or Servicer has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

11.               Costs and Expenses. The Borrower hereby reaffirms its agreement under the Loan Agreement to pay or reimburse Agent on demand for all costs and expenses incurred by Agent in connection with the Transaction Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to Agent for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. Borrower hereby agrees that Lenders may, at any time or from time to time in its sole discretion and without further authorization by Borrower, make a loan to Borrower under the Loan Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

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12.               Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of a signature page of this Amendment by telecopy or other electronic means (including, but not limited to, in “tif” or ‘pdf” format) shall be effective as delivery of a manually executed counterpart of such agreement.

13.               Choice of Law and Venue. With limiting the applicability of any other provisions of the Loan Agreement or any other Transaction Document, the terms and provisions set forth in Section 13.13 and 13.14 of the Loan Agreement are expressly incorporated herein by reference.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

ATTEST:	BORROWER:

GREAT LAKES KCAP FUNDING I, LLC

[SEAL]
By:
Name: Dan Gilligan
Title: Manager

ATTEST:	SERVICER:

KCAP FINANCIAL, INC.

[SEAL]
By:
Name: Dan Gilligan
Title: Vice President

Signature Page – Second Amendment to Loan and Security Agreement

AGENT AND LENDERS:

CADENCE BANK N.A., as Agent and a Lender

By:
Name: Megan Enlow
Title: Director

Signature Page – Second Amendment to Loan and Security Agreement

CIBC BANK USA,
as a Lender and as Documentation Agent

By:
Name:
Title:

Signature Page – Second Amendment to Loan and Security Agreement

WOODFOREST NATIONAL BANK,
as Exiting Lender

By:
Name:
Title:

Signature Page – Second Amendment to Loan and Security Agreement

CONGRESSIONAL BANK, as a New Lender

By:
Name:
Title:

Address for Notices:
________________
________________

Signature Page – Second Amendment to Loan and Security Agreement

BANCALLIANCE INC., as a New Lender

By: Alliance Partners, a wholly owned subsidiary
of Congressional Bank, as its attorney in fact

By:
Name:
Title:

Address for Notices:
________________
________________

Signature Page – Second Amendment to Loan and Security Agreement

HITACHI CAPITAL AMERICA CORP.,
as a New Lender

By:
Name:
Title:

Address for Notices:

800 W. University Drive
Rochester, MI 48307

Signature Page – Second Amendment to Loan and Security Agreement

EXHIBIT A

Form of Borrowing Base Certificate

1. KCAP Funding I, LLC
Borrowing Base Certificate
Date as of:

Gross Collateral
Market Value Adjustment
Contributed Assets @ FMV	$0.00

Less: ineligibles
a The Advance Rate applicable to the aggregate Value of all Eligible Portfolio Investments in their entirety shall be 0% at any time when the Borrowing Base is composed entirely of Eligible Portfolio Investments issued by fewer than 8 different issuers;
B The portion of Borrowing Base comprising of Portfolio Investments of the same Portfolio Company may not exceed ten percent (10%) of the Commitments;
c Not more than 15% of the Borrowing Base may consist of Portfolio Investments having a maturity date of greater than eight (8) years from the origination or closing date of such Portfolio Investment;
d Eligible Portfolio Investments that are not Cash, Cash Equivalents, Performing First Lien Bank Loans or Performing Last Out Loans shall be excluded from the Borrowing Base to the extent such Eligible Portfolio Investments would exceed, in the aggregate, 35% of the Borrowing Base;
e Eligible Portfolio Investments that are Revolving Loans and Delayed Draw Loans shall be excluded from the Borrowing Base to the extent such Eligible Portfolio Investments would exceed, in the aggregate, 15% of the Borrowing Base;
f [reserved];
g Eligible Portfolio Investments that are Covenant Lite Loans (including, but not limited to, Covenant Lite Loans subject to clause (h) below) shall be excluded from the Borrowing Base to the extent such Eligible Portfolio Investments would exceed, in the aggregate, 40% of the Borrowing Base;
h Eligible Portfolio Investments that (i) are Covenant Lite Loans and (ii) for which the applicable Portfolio Company had EBITDA of less than $50,000,000 for the 12 month period most recently ended shall be excluded from the Borrowing Base to the extent such Eligible Portfolio Investments would exceed, in the aggregate, 10% of the Borrowing Base;
i Eligible Portfolio Investments that are Unitranche Loans shall be excluded from the Borrowing Base to the extent such Eligible Portfolio Investments would exceed, in the aggregate, 15% of the Borrowing Base;
j Eligible Portfolio Investments which are in the same Industry Classification Group shall be excluded from the Borrowing Base to the extent such Eligible Portfolio Investments would exceed, in the aggregate, 25% of the Borrowing Base; and
k. Other ineligibles.
Total Ineligibles	$-

Total Eligible			$-

Blended Advance Rate

Borrowing Base			$-

Loan Roll Forward:

Beginning Loan Balance (as of previous Borrowing Base Report)

Collections since prior report (input as negative)

Advances since prior report

New Loan Balance		$

Maximum Facility Amount			$80,000,000.00

Excess Availability		$

As of the date of this Certificate, no Event of Default exists or has occurred and is continuing. Borrower acknowledges that the Loans by Lender to Borrower are based upon Lender's reliance on the information contained herein and all representations and warranties with respect to US Collateral in the Loan Agreement are applicable to the US Collateral included in this Certificate. The reliance by Lender on this Certificate should not be deemed to limit the right of Lender to establish or revise criteria of eligibility or Availability Reserves or other Reserves or otherwise limit, impair, or affect in any manner the rights of Lender under the Loan Agreement. In the event of any conflict between the determination of Lender of the amount of the Loans to Borrower in accordance with the terms of the Loan Agreement and the determination by Borrower of such amounts, the determination of Lender shall govern. All capitalized terms used in this Certificate shall have the meaning assigned to them in the Loan Agreement.

SCHEDULE 1

to

Loan and Security Agreement

COMMITMENTS OF LENDERS

Lender	Revolver Commitment	Total Commitments
Cadence Bank, N.A.	$20,000,000	$20,000,000
CIBC Bank USA	$15,000,000	$15,000,000
Congressional Bank	$10,000,000	$10,000,000
BancAlliance Inc.	$2,500,000	$2,500,000
Hitachi Capital America Corp.	$10,000,000	$10,000,000
TOTAL	$57,500,000	$57,500,000